Applied UV Announces Acquisition of the Assets of KES Science & Technology

Transaction significantly scales air purification product portfolio and customer base

  Developed for NASA as a patented pathogen killing technology; patents were originally obtained by KES
  Expands access to food distribution, grocery chains, and fast-growing cannabis market
  Proprietary photocatalytic oxidation process thoroughly destroys viruses (including COVID-19), bacteria, spores, and fungi
  Accelerates the strategy to grow revenues through complimentary and synergistic acquisitions
  KES is expected to contribute significantly to revenues in 2022 and be immediately accretive to Applied UV’s earnings per share
  Applied UV to host investor call at 9:00am EDT on September 29, 2021

Mount Vernon, NY // September 29, 2021 – Applied UV, Inc. (NasdaqCM: AUVI) (“Applied UV” or the “Company”), an infection control technology company that applies the power of narrow-range ultraviolet light (“UVC”) for surface areas and catalytic bioconversion technology for air purification to destroy pathogens safely, thoroughly, and automatically, announced it has closed on the acquisition by its wholly-owned subsidiary, SteriLumen, Inc. ("SteriLumen"), of substantially all of the assets of privately-held KES Science & Technology, Inc. ("KES") and JJS Technologies, LLC (“JJS”), each of Kennesaw, Georgia, including all of the rights to manufacture and sell all of its patented, air disinfection and purification technologies, for $4.3 million in cash and 300,000 common shares of Applied UV stock. Neither SteriLumen nor Applied UV will assume any long-term debt or non-operating liabilities of KES. The acquisition of the assets of KES and JJS, together with the acquisition announced on February 9, 2021, of substantially all of the assets of Akida Holdings LLC, including all of the rights to manufacture and sell the Airocide® System of patented, air disinfection and purification technologies, consolidates all of these technologies under the SteriLumen brand and is expected to bolster its presence in major markets including food distribution, cannabis and post-harvest, wineries, and retail sectors. KES is expected to contribute approximately $5-7 million in revenue in 2022 and be immediately accretive to Applied UV’s earnings per share. The agreement has been unanimously approved by the Boards of Directors of both companies.

“The KES acquisition is a great opportunity to simultaneously enhance our financial profile, while driving even greater value for customers and shareholders,” said Q Saeed, CEO of Applied UV. “We have been very familiar with the quality of the KES product offering and leadership team and impressed by what they have accomplished, notably their successful penetration into the food distribution sector and most recently into the cannabis and post-harvest market. The addition of KES is a major step forward in building out our air purification business, complimenting the excellent progress we have already established with our existing Airocide® business. KES strengthens and expands our product offering and development capabilities and allows for greater opportunities to scale our fast-growing air purification platform. We are excited to have the KES team join Applied UV and look forward to accelerating the commercialization of the Airocide® platform and advance our goal of bringing best-of-breed technology-enabled solutions to businesses and consumers."

KES Airocide® Product Portfolio

KES Airocide® systems are purpose-built for the food processing, storage, and transportation industries. KES uses a powerful NASA-utilized technology to protect employees, products, and facilities from airborne threats like VOCs, ethylene gas, bacteria, viruses, and more. AiroCide® is the only commercial air purification technology that completely mineralizes (turns organics into carbon dioxide and water vapor) airborne bacteria, mold, fungi, mycotoxins, viruses, allergens, Volatile Organic Compounds (VOC’s) like ethylene, and odors. KES Airocide® systems can reduce spoilage to ethylene gas which is often a major issue in wine, beer and other beverage and food processing facilities while also reducing the threat of respiratory infections and other diseases for employees. For more information about KES, please visit: https://kesair.com/

Strategic and Financial Benefits

This transaction brings together Applied UV's and all of Airocide's® product franchises to create a stronger global business serving a broader set of customers.

•	Consolidates Airocide® air disinfection technology under the SteriLumen brand
•	Growing need to optimize food safety and product shelf life by removing ethylene gas, mold, bacteria, and other hazardous VOCs.
•	Provides access to the fast-growing cannabis and post-harvest market in North America.
•	KES Airocide® platform brings additional scientific validation and technological advancement.
•	Extensive product offering provides more complete solution to meet customer needs.
•	KES is expected to contribute approximately $5-7 million in revenue in 2022 and be immediately accretive to Applied UV’s earnings per share.
•	Complementary geographic footprint expected to allow for synergies

Transaction Details

•	Asset purchase of the KES Airocide® technology, product line and associated intellectual property and know how.
•	Total consideration paid to KES in a combination of cash and stock: $4.3 million in cash and 300,000 shares.
•	3-year employment agreements for key KES executives.

Conference Call/Webcast Information
Applied UV's management team will host an investor conference call and live webcast on September 29, 2021, beginning at 9:00am EDT.

Investors can access the webcast via the following link. https://www.webcaster4.com/Webcast/Page/2626/43071

For those planning to participate on the call, please dial +1--888-506-0062 for domestic calls, or +1-973-528-0011for international calls and use entry code 552866 . A replay of the conference call will be available online on the Applied UV web site, and a dial-in replay will be available for one week following the call at +1-877-481-4010 (for domestic calls) or +1-919-882-2331 (for international calls), replay passcode 43071.

About the Airocide® System

The Airocide® System, originally developed for NASA with assistance from the University of Wisconsin at Madison, is an airborne pathogen killing technology that uses a patented combination of UVC and a proprietary, titanium dioxide based photocatalyst. Listed as an FDA Class II Medical device, the Airocide® technology is clinically proven and field tested to kill/remove/eliminate airborne pathogenic and non-pathogenic microorganisms, allergens, odors and harmful VOCs in a variety of applications and industries including healthcare, hospitality, grocery chains, wineries, commercial real estate, schools, dental offices and homes. Airocide® air purifiers are available at www.airocide.com

About Applied UV

Applied UV is focused on the development and acquisition of technology that address infection control in the healthcare, hospitality, commercial and municipal markets. The Company has two wholly owned subsidiaries - SteriLumen, Inc. (“SteriLumen”) and Munn Works, LLC (“Munn Works”). SteriLumen’s connected platform for Data Driven Disinfection™ applies the power of ultraviolet light (UVC) to destroy pathogens safely, thoroughly, and automatically, addressing the challenge of healthcare-acquired infections ("HAIs"). Targeted for use in facilities that have high customer turnover such as hospitals, hotels, commercial facilities, and other public spaces, the Company’s Lumicide™ platform uses UVC LEDs in several patented designs for infection control in and around high-traffic areas, including sinks and restrooms, killing bacteria, viruses, and other pathogens residing on hard surfaces within devices’ proximity. The Company’s patented in-drain disinfection device, Lumicide Drain, is the only product on the market that addresses this critical pathogen intensive location. SteriLumen’s Airocide® products for air purification, developed for NASA and FDA Cleared as class II medical devices, utilize a proprietary photo-catalytic bioconversion technology that draws air into a reaction chamber that converts damaging molds, microorganisms, dangerous pathogens, destructive VOCs and biological gasses into harmless water vapor without producing ozone or other harmful byproducts.  Airocide® applications include healthcare, hospitality, grocery chains, wine making facilities, commercial real estate, schools, dental offices, and homes.

For more information about Applied UV, Inc., and its subsidiaries, please visit the following websites: https://www.applieduvinc.com/; https://sterilumen.com/; and, https://munnworks.com/.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of Applied UV concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Contact:

Applied UV Investor Relations

Kevin McGrath

TraDigital IR

+1-646-418-7002

kevin@tradigitalir.com